Exhibit 99

For more information, contact:

Richard L. Davis

Chief Financial Officer

(502) 329-2000

SYPRIS REPORTS SECOND QUARTER RESULTS

GROSS PROFIT UP 21%; BACKLOG EXCEEDS $115 MILLION

LOUISVILLE, KY (August 13, 2024) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its second quarter ended June 30, 2024.

HIGHLIGHTS

●

The Company’s second quarter 2024 consolidated revenue was even with the prior year at $35.5 million, reflecting a rotation in mix driven by continued growth at Sypris Electronics and reduced shipments for Sypris Technologies. Orders are up 15.8% year-to-date, reflecting positive growth for both businesses.

●	Gross profit for the Company increased 20.8% from the prior-year period and increased 95.6% sequentially, while gross margin expanded 280 basis points and 780 basis points, respectively.

●

Revenue for Sypris Electronics increased 13.6%, reflecting the positive impact of recently announced contracts with customers serving the markets for electronic warfare, aircraft and missile avionics, and subsea communications. Gross profit increased 9.7% from the prior year and 250.8% sequentially. Orders are up 16.6% year-to-date.

●

Gross profit for Sypris Technologies increased 35.5% year-over-year and 32.6% sequentially, while gross margin expanded 520 basis points and 400 basis points, respectively. Orders for energy products are up 13.6% year-to-date.

●

During the quarter, Sypris Electronics announced that it received releases for an additional four systems under a multi-year production contract that was first announced in 2022. The modules to be produced by Sypris will be integrated into an electronic warfare improvement program for the U.S. Navy. Deliveries are expected to begin in 2024.

●

Subsequent to quarter end, Sypris Technologies announced that it entered into a long-term sole-source extension to its current supply agreement with one of the world’s largest commercial vehicle manufacturers. The agreement provides for a continuation of Sypris’ Ultra® Axle Shafts for use in the assemblies of the customer’s branded drive axles for medium and heavy-duty trucks.

●	The Company reaffirmed its full-year outlook for 2024, maintaining the expected increase in revenue at 10-15% year-over-year. Gross profit is expected to increase 20-25%, while gross margins are expected to expand 100-125 basis points year-over-year.

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Sypris Reports Second Quarter Results

August 13, 2024

“We were pleased with the year-over-year revenue growth at Sypris Electronics,” commented Jeffrey T. Gill, President and Chief Executive Officer. “The backlog at Sypris Electronics exceeds $100 million and is expected to support growth through the remainder of 2024 and beyond. Customer funding has already been secured for a portion of these key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.

“Demand from Sypris Technologies customers serving the automotive, commercial vehicle, sport utility and off-highway markets has remained relatively stable, with new product line shipments offsetting the anticipated cyclical decline for the commercial vehicle market. We believe that the market diversification Sypris Technologies has accomplished over recent years by adding new programs in the automotive, sport-utility and off-highway markets will help offset some of this decline.

“Orders for our energy products increased during the period, with open quotes yet to be closed still outstanding on several large projects. Additional opportunities for growth may exist with new global projects in support of increasing LNG demand. We are also actively pursuing applications for our products in adjacent markets to further diversify our industry and customer portfolios.”

Second Quarter Results

The Company reported revenue of $35.5 million for the second quarter of 2024, compared to $35.6 million for the prior-year comparable period. Additionally, the Company reported breakeven net income compared with net income of $0.2 million, or $0.01 per diluted share, for the prior-year period.

For the six months ended June 30, 2024, the Company reported revenue of $71.1 million compared to $67.9 million for the first half of 2023. The Company reported a net loss of $2.2 million compared with breakeven for the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies was $17.8 million in the second quarter of 2024 compared to $20.1 million for the prior-year period, reflecting the short-term timing delay of certain energy shipments and the anticipated cyclical decline in the commercial vehicle market. Gross profit for the second quarter of 2024 was $2.7 million, or 15.2% of revenue, compared to $2.0 million, or 10.0% of revenue, for the same period in 2023. Gross profit for the second quarter of 2024 benefited from a favorable mix and higher absorption.

Sypris Electronics

Revenue for Sypris Electronics was $17.7 million in the second quarter of 2024 compared to $15.6 million for the prior-year period. Increased shipments for a follow-on program contributed to the growth over the prior-year comparable period. Gross profit for the second quarter of 2024 was $2.9 million, or 16.5% of revenue, compared to $2.7 million, or 17.1% of revenue, for the same period in 2023 primarily due to higher revenue and favorable material costs, partially offset by additional labor and overhead costs incurred on programs that recently ramped production.

Outlook

Commenting on the future, Mr. Gill added, “Demand from customers serving the markets for electronic warfare, aircraft and missile avionics, secure and subsea communications, and ground-based radar remain robust, while the outlook for the energy market continues to move in the right direction. Similarly, demand from customers serving the automotive, commercial vehicle and sport utility markets remains healthy despite the anticipated cyclical decline in the commercial vehicle market.

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Sypris Reports Second Quarter Results

August 13, 2024

“With a strong backlog, new program wins, and long-term contract extensions in place, we are confident that the second half of 2024 has the potential to be very positive for Sypris. As a result, we continue to expect revenue to increase 10-15% year-over-year. We expect to achieve gross margin expansion in the range of 100 to 125 basis points with gross profit forecast to increase 20-25% in 2024.”

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; the cost and availability of full-time accounting personnel with technical accounting knowledge to execute, review and approve all aspects of the financial statement close and reporting process; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; the termination or non-renewal of existing contracts by customers; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the costs and supply of insurance on acceptable terms and with adequate coverage; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political uncertainty, or disruptions resulting from the Russia-Ukraine war or the Israel and Gaza conflict, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; labor relations; strikes; union negotiations; costs associated with environmental claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U. S or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports Second Quarter Results

August 13, 2024

SYPRIS SOLUTIONS, INC.

Financial Highlights

(In thousands, except per share amounts)

	Three Months Ended
	June 30,	July 2,
	2024	2023
	(Unaudited)
Revenue	$35,521	$35,615
Net income	$16	$213
Income per common share:
Basic	$0.00	$0.01
Diluted	$0.00	$0.01
Weighted average shares outstanding:
Basic	21,989	21,852
Diluted	22,288	22,446

	Six Months Ended
	June 30,	July 2,
	2024	2023
	(Unaudited)
Revenue	$71,074	$67,907
Net (loss) income	$(2,205)	$38
(Loss) income per common share:
Basic	$(0.10)	$0.00
Diluted	$(0.10)	$0.00
Weighted average shares outstanding:
Basic	21,973	21,824
Diluted	21,973	22,457

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Sypris Reports Second Quarter Results

August 13, 2024

Sypris Solutions, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$17,841	$20,058	$36,191	$39,558
Sypris Electronics	17,680	15,557	34,883	28,349
Total net revenue	35,521	35,615	71,074	67,907
Cost of sales:
Sypris Technologies	15,122	18,051	31,421	34,912
Sypris Electronics	14,758	12,894	31,128	24,164
Total cost of sales	29,880	30,945	62,549	59,076
Gross profit:
Sypris Technologies	2,719	2,007	4,770	4,646
Sypris Electronics	2,922	2,663	3,755	4,185
Total gross profit	5,641	4,670	8,525	8,831
Selling, general and administrative	4,368	3,704	8,626	7,449
Operating income (loss)	1,273	966	(101)	1,382
Interest expense, net	604	178	922	404
Other expense, net	194	513	535	584
Income (loss) before taxes	475	275	(1,558)	394
Income tax expense, net	459	62	647	356
Net income (loss)	$16	$213	$(2,205)	$38
Income (loss) per common share:
Basic	$0.00	$0.01	$(0.10)	$0.00
Diluted	$0.00	$0.01	$(0.10)	$0.00
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	21,989	21,852	21,973	21,824
Diluted	22,288	22,446	21,973	22,457

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Sypris Reports Second Quarter Results

August 13, 2024

Sypris Solutions, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

	June 30,	December 31,
	2024	2023
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$13,760	$7,881
Accounts receivable, net	11,510	8,929
Inventory, net	64,843	77,314
Other current assets	10,191	9,743
Total current assets	100,304	103,867
Property, plant and equipment, net	15,107	17,133
Operating lease right-of-use assets	4,300	3,309
Other assets	4,534	5,033
Total assets	$124,245	$129,342
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,519	$26,737
Accrued liabilities	50,410	56,232
Operating lease liabilities, current portion	1,133	1,068
Finance lease obligations, current portion	1,447	1,327
Equipment financing obligations, current portion	564	618
Working capital line of credit	500	500
Note payable - related party, current portion	2,000	-
Total current liabilities	78,573	86,482

Operating lease liabilities, net of current portion	3,573	2,642
Finance lease obligations, net of current portion	1,502	1,852
Equipment financing obligations, net of current portion	1,068	1,333
Note payable - related party, net of current portion	6,982	6,484
Other liabilities	13,527	8,082
Total liabilities	105,225	106,875
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 23,067,984 shares issued and 23,024,128 outstanding in 2024 and 22,465,485 shares issued and 22,459,649 outstanding in 2023	230	224
Additional paid-in capital	156,675	156,242
Accumulated deficit	(119,137)	(116,932)
Accumulated other comprehensive loss	(18,748)	(17,067)
Treasury stock, 43,856 in 2024 and 5,835 in 2023	-	-
Total stockholders’ equity	19,020	22,467
Total liabilities and stockholders’ equity	$124,245	$129,342

Note: The balance sheet at December 31, 2023, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports Second Quarter Results

August 13, 2024

Sypris Solutions, Inc.

Consolidated Cash Flow Statements

(in thousands)

	Six Months Ended
	June 30,	July 3,
	2024	2023
	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(2,205)	$38
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,676	1,553
Deferred income taxes	39	(121)
Stock-based compensation expense	438	409
Deferred loan costs amortized	4	3
Provision for excess and obsolete inventory	508	(29)
Non-cash lease expense	610	386
Other noncash items	234	(68)
Contributions to pension plans	(108)	(10)
Changes in operating assets and liabilities:
Accounts receivable	(2,743)	(2,747)
Inventory	11,563	(21,267)
Prepaid expenses and other assets	(743)	(1,443)
Accounts payable	(4,144)	4,688
Accrued and other liabilities	(674)	22,296
Net cash provided by operating activities	4,455	3,688
Cash flows from investing activities:
Capital expenditures	(508)	(1,526)
Net cash used in investing activities	(508)	(1,526)
Cash flows from financing activities:
Proceeds from equipment financing obligations	430	210
Proceeds from Note Payable - related party	2,500	-
Principal payments on finance lease obligations	(659)	(556)
Principal payments on equipment financing obligations	(319)	(234)
Principal payments on Note Payable - related party	-	(2,500)
Indirect repurchase of shares for minimum statutory tax withholdings	(1)	(83)
Net cash provided by (used in) financing activities	1,951	(3,163)
Effect of exchange rate changes on cash balances	(19)	(67)
Net increase (decrease) in cash and cash equivalents	5,879	(1,068)
Cash and cash equivalents at beginning of period	7,881	21,648
Cash and cash equivalents at end of period	$13,760	$20,580

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